Exhibit 10.28

PURCHASE AGREEMENT FOR REAL PROPERTY
AND ESCROW INSTRUCTIONS
BETWEEN
KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company

AS BUYER
AND
SLHNET INVESTMENTS, L.C.
a Utah limited liability company
AS SELLER

PURCHASE AGREEMENT FOR REAL PROPERTY
AND ESCROW INSTRUCTIONS
This Purchase Agreement for Real Property and Escrow Instructions (“Agreement”), effective as of March 8, 2012 (“Effective Date”), is entered into by and between SLHNet Investments, L.C., a Utah limited liability company (“Seller”), as seller, and KBS Capital Advisors LLC, a Delaware limited liability company (“Buyer”), as buyer.
1.PURCHASE OF PROPERTY. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, the Property (as described in Paragraph 2.1), in consideration for the payment of the Purchase Price (as described in Paragraph 2.2), pursuant to the terms set forth in this Agreement.
2.    BASIC TERMS AND DEFINITIONS.
2.1    PROPERTY.
2.1.1    Real Property. The land for the real property commonly referred to as Salt Lake Hardware, 155 North 400 West, Salt Lake City, Utah, as more particularly described on the attached Exhibit “A” (the “Land”), together with all improvements located on, above or below the surface of the Land, including, without limitation, all the building(s), structures, and facilities located on the Land, (collectively, the “Improvements”), together with all rights, privileges, easements, rights of way, appurtenances benefiting such Land and/or the Improvements, used or connected with the beneficial use or enjoyment of such Land and/or the Improvements (the Land, the Improvements, and all such rights, privileges, easements, rights of way and appurtenances are hereinafter collectively referred to, as the “Real Property”).
2.1.2    Personal Property. All of Seller’s interest in all furniture, fixtures, equipment, appliances, and personal property now located in or on the Real Property and used in connection with the management and operation of the Real Property, including, without limitation, those items listed on the attached Exhibit “B” (collectively, the “Personal Property”).
2.1.3    Permits, Warranties, and Intangibles. All of Seller’s interest in all benefits (except the Seller shall retain the right to rely upon the following) under all environmental audits, licenses, permits, approvals, blueprints, plans, specifications, maps, drawings and guaranties and all warranties made by any contractors, subcontractors, vendors or suppliers, regarding their performance or the quality of materials supplied in connection with the construction of or operation of all or any of the Real Property and all intangible rights and property, including, without limitation, any websites and webnames pertaining to the Real Property, all rights of ownership and use of any names or trade names used in connection with the Property (collectively, the “Permits, Warranties, and Intangibles”).
2.1.4    Leasehold Rights. All of Seller’s interests in the leases for the Real Property described on the attached Exhibit “C” and the leases, if any, hereafter entered into by Seller in accordance with the terms of this Agreement (“Leases”), including all amendments and modifications to the Leases and all guaranties ensuring performance of the obligations under the Leases, together with all prepaid rent, damage, escrow and security deposits under the Leases (collectively, the “Leasehold Rights”).
2.1.5    Service Contracts. All of Seller’s interest in the service contracts (the “Service Contracts”) described on the attached Exhibit “E”, to the extent Buyer elects to assume the same in accordance with the provisions of Paragraph 3.3 below.
The Real Property, Personal Property, Permits, Warranties, and Intangibles, Leasehold Rights and Service Contracts Buyer elects to assume are collectively referred to in this Agreement as the “Property”.
2.2    PURCHASE PRICE. Thirty-Million Two-Hundred Sixty-Two Thousand Dollars ($30,262,000) (“Purchase Price”), subject to the adjustments and prorations provided for under this Agreement.
2.3    TERMS OF PURCHASE.
2.3.1    The Deposit. Within three (3) business days following the Effective Date, Buyer shall deposit in escrow with Escrow Holder (as hereinafter defined), in cash or current funds, the sum of Three Hundred Thousand Dollars ($300,000) (the “Initial Deposit”). Immediately upon Escrow Holder’s receipt of the Initial Deposit, Escrow Holder shall invest the same in a federally insured interest-bearing account acceptable to Buyer, with all interest accruing thereon credited to the Purchase Price. Unless this Agreement has been previously terminated (or deemed terminated) pursuant to its terms, within three (3) business days after expiration of the Feasibility Period (as hereinafter defined), a deposit of Seven Hundred Thousand Dollars ($700,000) (“Additional Deposit”, together with the Initial Deposit, the “Deposit) shall be delivered to Escrow Holder by Buyer. All interest earned on the Deposit shall be deemed part of the Deposit for all purposes under this Agreement.

2.3.2    Cash at Closing. The Purchase Price less the Deposit (and subject to any adjustments and prorations provided under this Agreement) shall be delivered to Escrow Holder as provided in Paragraph 6.3.
2.3.3    Independent Contract Consideration. Additionally, at the same time as the deposit of the Deposit with the Escrow Holder, Buyer shall deliver to Seller in cash the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Buyer’s exclusive option to purchase the Real Property and the right to inspect the Real Property as provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.
2.4    CLOSE OF ESCROW. The last day the Close of Escrow may occur is May 9, 2012, provided, however, Buyer shall have the right to extend the Close of Escrow one or more times not to exceed thirty (30) days in the aggregate provided that Buyer gives Seller no less than three (3) business days prior written notice of each such extension.
2.5    FEASIBILITY PERIOD. The “Feasibility Period” shall end at 5:00 P.M. (PST) on April 9, 2012.
2.6    ESCROW HOLDER. Lawyers Title Company (“Escrow Holder”), whose address is 4100 Newport Place Drive, Suite 120, Newport Beach, California 92660; Escrow Officer: Joy Eaton; Telephone: (949) 724-3145; Facsimile: (949) 271-5762.
2.7    TITLE COMPANY. Commonwealth Land Title Insurance Company (“Title Company”), whose address is 888 South Figueroa Street, Suite 2100, Los Angeles, CA 90017; Title Coordinator: Bill Shebesta; Telephone: (213) 330-3049; Facsimile: (213) 330-3106, and Landmark Title Company, whose address is 675 East 2100 South Suite 200, Salt Lake City, UT 84106; Attn: Jeffrey Jensen; Telephone (801) 467-4111; Facsimile: (801) 484-6480 shall be the title agent for the Title Company. Notwithstanding the foregoing, Buyer shall have the right to work directly with the Title Company in connection with all title matters affecting the Property.
3.    TITLE CONDITION; GENERAL FEASIBILITY; SERVICE CONTRACTS.
3.1    TITLE CONDITION.
3.1.1    Title Document. Buyer shall have the right to review and approve, in its sole and absolute discretion, the following items for the Property:
(a)    A current (i.e., no more than thirty (30) days old) ALTA Title Commitment for Owner’s ALTA Extended Coverage issued by the Title Company (“Title Commitment”);
(b)    Legible copies of all documents, whether recorded or unrecorded, referred to in the Title Commitment; and
(c)    An ALTA As-Built Survey of the Real Property prepared by a licensed engineer or surveyor (reasonably acceptable to Buyer) and prepared in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA, NSPS and ACSM in 2011, and pursuant to the Accuracy Standards (as adopted by ALTA and ACSM) in effect (the “Survey”).
(Items (a) through (c), are collectively referred to as the “Title Documents”).
3.1.2    Buyer’s Title Notice. By no later than the end of the Feasibility Period, Buyer may approve or disapprove (in its sole and absolute discretion) the Title Documents for the Property by delivering written notice to Seller (“Buyer’s Title Notice”) specifying each title defect or matter which needs to be cured by Seller (“Title Defect”) and each Title Company requirement (“Title Requirement”) which must be satisfied by Seller in order for the “Approved Title Policy” (as defined below) to be issued for the Property at the Close of Escrow. For purposes of this Agreement, (a) the term “Approved Title Policy” shall mean a standard coverage ALTA Owner’s Policy of Title Insurance (2006 Form) issued by the Title Company as of the date and time of the recording of the Deed (as defined below), in the amount of the Purchase Price, insuring Buyer as owner of good, marketable and indefeasible fee simple title to the Real Property and subject only to the Permitted Exceptions (as defined below) for the Real Property, and (b) the term “Permitted Exceptions” shall mean the title exceptions approved by Buyer pursuant to this Agreement, real estate taxes not yet due and payable, and tenants in possession as tenants only under the Leases without any option to purchase or acquire an interest in the Property, and shall expressly exclude any exceptions for mechanic’s liens. If Buyer fails to deliver a Buyer’s Title Notice to Seller prior to the expiration of the Feasibility Period, Buyer shall be deemed to have disapproved the Title Documents and this Agreement shall automatically terminate in accordance with the provisions of Paragraph 7.3 hereof. Seller shall execute at Closing an Owner’s Affidavit and any other documents, undertakings or agreements reasonably required by the Title Company to issue the Approved Title Policy.
3.1.3    Seller’s Title Notice. Within five (5) business days after receiving Buyer’s Title Notice, if any, Seller shall deliver to Buyer written notice (“Seller’s Title Notice”) of those Title Defects which Seller covenants and agrees to either eliminate or cure to Buyer’s satisfaction by the Closing Date and those Title Requirements which Seller agrees to satisfy by the Closing

Date. Seller’s failure to deliver Seller’s Title Notice to Buyer within the time period specified above shall be deemed to constitute Seller’s election not to eliminate or cure any such Title Defect or to satisfy any such Title Requirements. If Seller elects (or is deemed to have elected) not to eliminate or cure any Title Defects or to not satisfy any Title Requirements, then Buyer shall have the right, by written notice delivered to Seller within five (5) business days of receipt of Seller’s Title Notice or within five (5) business days after the expiration of the time period during which Seller is entitled to deliver Seller’s Title Notice, whichever occurs first, to either (i) waive its prior notice as to the Title Defects which Seller has elected (or is deemed to have elected) not to cure and those Title Requirements which Seller has elected (or is deemed to have elected) not to satisfy or (ii) terminate this Agreement as provided in Paragraphs 7.2 and 7.3 hereof. If Buyer fails to deliver any written notice within such five (5) business day period, Buyer shall be deemed to have waived its prior notice as to Title Defects and Title Requirements pursuant to (i) above.
3.1.4    Disapproval of Liens and Monetary Encumbrances. Notwithstanding anything to the contrary contained in this Agreement, Buyer disapproves all monetary and financing liens and encumbrances affecting the Property (other than liens for non-delinquent real property taxes). Seller covenants to cause all such liens to be eliminated at Seller’s sole cost and expense (including all pre-payment penalties and charges) prior to or concurrently with the Close of Escrow.
3.1.5    Approved Title Policy. Notwithstanding the foregoing or anything else stated to the contrary herein, if Buyer delivers to Seller a form of title commitment acceptable to Buyer prior to the expiration of the Feasibility Period that does not set forth any requirements inconsistent with the terms of this Agreement, then, the form of Approved Title Policy that shall be delivered to Buyer as provided in Paragraph 4.2 shall be the form of title policy provided for in such title commitment delivered to Seller.
3.2    GENERAL FEASIBILITY.
3.2.1    Buyer’s Feasibility Studies. Buyer shall have until the expiration of the Feasibility Period to confirm in Buyer’s sole and absolute discretion whether Buyer desires to proceed with the purchase of the Property and whether the Property is acceptable to Buyer. Buyer’s feasibility studies may include, but shall not be limited to, each of the following items for the Property:
(a)    The economics of and return on investment;
(b)    The terms of all Leases;
(c)    The terms of all contracts, agreements and other obligations;
(d)    The physical condition;
(e)    The geological soils and seismic conditions;
(f)    All conditions imposed by governmental bodies;
(g)    The compliance with all applicable federal, state, city, and local laws, rules, regulations and ordinances, including, without limitation, those pertaining to zoning and land use;
(h)    The environmental condition; and
(i)    Any other items which Buyer believes are pertinent to its determination of whether to purchase the Property.
3.2.2    Property Documents.
(a)    To assist Buyer’s feasibility determination, within five (5) business days after the Effective Date, Seller, at its sole cost and expense, shall (to the extent it has not already done so and to the extent in Seller’s possession or control) deliver to Buyer at its offices listed in Paragraph 13.3 hereof, copies of the following documents (to the extent they can be delivered without violation of any existing confidentiality agreements) for the Property: (i) all Leases, Lease abstracts, and Lease files, (ii) a current rent roll including rent stops, CPI increases and base year expense stops, and aging receivables report (for the current year and last three calendar years), (iii) a current operating report containing income and expenses for the current year and last three prior years, (iv) all existing environmental and soils assessments, correspondence and reports, (v) copies of the property tax bills for the current and prior year, (vi) all surveys, (vii) all current and former preliminary title reports or title insurance policies and title documents, (viii) all pending leases, lease proposals and letters of intent, (ix) all contracts and agreements affecting the Property, including, without limitation, those pertaining to service, labor, construction, management, maintenance, and brokerage, (x) copies of all documents regarding litigation, liens or threatened claims, (xi) all building reports, structural reports, engineering data, architectural studies, grading plans, topographical maps, and plans, drawings, and specifications, (xii) a list of personal property existing in which Seller has an interest, (xiii) retail sales, if applicable (for the current year and last three calendar years), (xiv) most recent tenant financial statements in accordance with lease requirements, as well as landlord and tenant correspondence, (xv) copies of all other insurance polices (other than title insurance policies),

(xvi) all licenses, permits and maps (tentative and final) relating to the Property and pending applications to governmental entities, and (xvii) all building and occupancy permits, including certificates of occupancy ((i) through (xvii) collectively, the “Delivered Documents”).
(b)    Also to assist Buyer’s feasibility determination, at all reasonable times during the effectiveness of this Agreement, Seller shall make available for Buyer’s review and copying at Seller’s office in Salt Lake City or at the Property location, all other documents, materials and information in Seller’s possession or control pertaining to the Property or its condition (collectively, the “Available Documents”).
(c)    Buyer has informed Seller that Buyer is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Buyer’s 3-14 Audit”). In connection with the performance of Buyer’s 3-14 Audit, Seller shall during the Feasibility Period deliver to Buyer, concurrently with the delivery of the Delivered Documents, (i) the documents which are described on Schedule “1” attached hereto, to the extent in existence and in Seller’s possession (collectively, “Buyer’s 3-14 Audit Documents”) and (ii) provide to Buyer in written form, answers to such questions relating to the Property which are set forth in Schedule “1”, to the extent such information is in existence and in Seller’s possession. Additionally, Seller covenants to cooperate with Buyer and to make available to Buyer (at no cost or expense to Seller) all information needed to evaluate and answer questions for the completion of Buyer’s 3-14 Audit.
The Delivered Documents, the Available Documents and the Buyer’s 3-14 Audit Documents shall be collectively referred to in this Agreement as the “Property Documents”.
The originals (and where originals are not available, copies) of all Property Documents shall become the property of Buyer upon Close of Escrow. Upon Close of Escrow, Seller may retain copies of any Property Documents which Seller may make at Seller’s sole cost and expense.
3.2.3    Interviews. During the Feasibility Period, (a) Seller shall make available to Buyer for interviews regarding the Property, Seller’s personnel, agents and managers and (b) Buyer shall have the right to interview the tenants leasing space in the Property.
3.2.4    Buyer’s Feasibility Determination. Buyer shall have the right to determine in its sole and absolute discretion, that it is either feasible or not feasible for Buyer to purchase the Property by notifying Seller in writing, prior to expiration of the Feasibility Period, of Buyer’s determination either that (i) it is feasible to purchase the Property (“Feasibility Notice”), or (ii) that it is not feasible to purchase the Property (“Non-Feasibility Notice”). If Buyer fails to deliver a Feasibility Notice for the Property or if Buyer delivers a Non-Feasibility Notice for the Property this Agreement shall automatically terminate in accordance with the provisions of Paragraph 7.3 hereof. If Buyer delivers a Feasibility Notice with respect to the Property prior to expiration of the Feasibility Period, this Agreement shall continue in effect in accordance with its terms.
3.3    SERVICE CONTRACTS. During the Feasibility Period, Buyer shall notify Seller as to which Service Contracts, if any, Buyer will assume for the Property and which Service Contracts for such Property shall be terminated by Seller at Closing. Buyer will assume the obligations first accruing and arising from and after the Closing Date under those Service Contracts that are not in default as of the Closing Date and which Buyer has elected to assume. Seller shall terminate at Closing all Service Contracts that are not so assumed. Seller shall terminate at Closing, and Buyer shall not assume, any property management or leasing agreement affecting the Property.
4.    CONDITIONS PRECEDENT TO BUYER’S PERFORMANCE. Buyer’s obligation to purchase the Property is subject to the satisfaction or written waiver of all the conditions described below (which are for Buyer’s benefit), within the time periods specified, or if no time is specified, by the Closing Date.
4.1    ESTOPPEL CERTIFICATE. Buyer shall have received, no less than three (3) business days prior to the Closing Date, fully executed Approved Estoppels (as hereinafter defined) (with no changes other than de minimus changes reasonably approved by Buyer) from all tenants leasing space in the Property not disclosing the existence of any default under the Leases referenced to therein.
4.2    ISSUANCE OF TITLE POLICY. At the Closing, the Title Company shall have irrevocably committed to issue the Approved Title Policy upon Close of Escrow.
4.3    VALIDITY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by Seller in this Agreement shall be true and correct in all material respects as of the Close of Escrow.
4.4    PERFORMANCE OF COVENANTS. Seller shall have duly performed all covenants and agreements to be performed by Seller under this Agreement, including, without limitation, the timely delivery of all documents and instruments to Escrow Holder as required by Paragraph 6.2 hereof.

4.5    NO MATERIAL CHANGES. As of the Closing Date, there shall have been no material adverse changes since the date of this Agreement in the physical, financial, tenant, title or zoning condition of the Property.
4.6    CONSENTS AND APPROVALS. Seller shall have received (and provided Buyer with originals of) all approvals, releases, and consents from all parties from whom such approvals, releases or consents are required under any contracts, covenants, restrictions, terms and other agreements pertaining to the Property, or its ownership, transfer, use and operation, which are necessary for all the Property to be sold to Buyer pursuant to the terms of this Agreement, free and clear of any claims or rights of others, and without the imposition of any obligations or liabilities on Buyer which are not expressly identified and assumed by Buyer under this Agreement.
5.    CONDITIONS PRECEDENT TO SELLER’S PERFORMANCE. Seller’s obligation to sell the Property is subject to the satisfaction or written waiver of all conditions set forth below (which are for Seller’s benefit) within the time periods specified, or if no time period is specified, by the Closing Date.
5.1    PERFORMANCE OF COVENANTS. Buyer shall have duly performed all covenants and agreements to be performed by Buyer under this Agreement.
5.2    DELIVERY OF DOCUMENTS. Buyer shall have signed, acknowledged and timely delivered all monies, documents and instruments to Escrow Holder as required by this Agreement, including but not limited to those required by Paragraphs 2.3.1, 2.3.2, and 6.3 hereof and Escrow Holder shall have delivered all documents and monies required to be delivered to Seller.
5.3    VALIDITY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by Buyer in this Agreement shall be true and correct in all material respects as of Close of Escrow.
5.4    PAYMENT. Buyer shall have deposited with Escrow Holder all monies required to be so deposited by this Agreement, including, without limitation, the Purchase Price.
6.    CLOSING.
6.1    THE CLOSING.
(a)    Provided that the conditions set forth in Paragraphs 4 and 5 hereof have been satisfied or Buyer and Seller have waived the same in writing, the Closing shall occur at the offices of the Escrow Holder on the Closing Date.
(b)    The terms “Close of Escrow”, “Closing Date” and/or “Closing” are used in this Agreement to mean the time that Escrow Holder has been given irrevocable instructions by Seller to record the Deed in the County in which the Property is located.
6.2    SELLER’S CLOSING OBLIGATIONS. On the last business day immediately before the Closing Date, Seller shall deliver to Escrow Holder for the Property:
(a)    A deed (“Deed”) conveying fee title to the Real Property and Improvements to Buyer, properly signed by Seller and acknowledged, in recordable form, and in the form attached hereto as Exhibit “J”;
(b)    An Assignment of Leases and Service Contracts conveying the Leasehold Rights to the Property to Buyer, signed by Seller, in the form attached hereto as Exhibit “F” (“Assignment of Leases and Contracts”);
(c)    A bill of sale, signed by Seller, in the form attached hereto as Exhibit “G”, conveying all of Seller’s right, title and interest in and to the Personal Property for the Property to Buyer (“Bill of Sale”);
(d)    A general assignment, signed by Seller, in the form attached hereto as Exhibit “H”, conveying all of Seller’s right, title and interest in and to the Permits, Warranties, and Intangibles for the Property to Buyer (“General Assignment”);
(e)    A certificate of Seller in the form required of an entity transferor as set forth in Section 1.1445- 2(b)(iii) of the Regulations under Section 1445 of the Internal Revenue Code of 1986 confirming that Seller is not a “foreign corporation,” “foreign partnership,” “foreign trust” or “foreign estate” (as those terms are defined in the Internal Revenue Code and Income Tax Regulations), and any state, local or other required withholding exemption certificates, all signed by Seller, confirming that no withholding is required;
(f)    Notices to all lessees under the Leases for the Property, signed by Seller, in the form attached hereto as Exhibit “I” (“Tenant Notices”);

(g)    If the Real Property is subject to a declaration of covenants, conditions and restrictions or similar instrument (“CCRs”) governing or affecting the use, operation, maintenance, management or improvement of the Real Property, (i) estoppel certificates, in form and substance satisfactory to Buyer, from the declarant, association, committee, agent and/or other person or entity having governing or approval rights under the CCRs, and (ii) a recordable assignment, in form and substance satisfactory to Buyer, assigning any and all developer, declarant or other related rights or interests of Seller (or any affiliate of Seller) in or under the CCRs, if Seller (or such affiliate) holds such rights or interests;
(h)    Any additional funds, documents and/or instruments (signed by Seller and acknowledged, if appropriate) as may be necessary to comply with this Agreement, including, without limitation, certified copies of all corporate or partnership resolutions to the extent required by the Title Company, as the case may be, adopted by Seller’s entities authorizing the sale of the Property;
(i)    All originals (and where originals are not available, copies) of the Property Documents for the Property;
(j)    All keys for the Property specifically identified to reflect their respective unit locks; and
(k)    A certificate executed by Seller certifying that all representations and warranties of Seller set forth in this Agreement continue to be true and correct.
6.3    BUYER’S CLOSING OBLIGATIONS. Provided that all of the conditions set forth in Paragraph 4 hereof have been satisfied (and/or waived by Buyer), on the last business day immediately before the Closing Date (unless a different day is specified below), Buyer shall deliver to Escrow Holder:
(a)    Cash equal to that amount provided for in Paragraph 2.3.2 hereof. The cash must be by direct deposit or by wire transfer of funds actually made in Escrow Holder’s depository bank account by 12:00 noon (PST) on the Closing Date;
(b)    The Assignment of Leases and Contracts, signed by Buyer;
(c)    Any additional funds and/or instruments (signed by Buyer and acknowledged, if appropriate) as may be necessary to comply with this Agreement.
6.4    TRANSFER DECLARATIONS AND OTHER DOCUMENTS. Such local or state tax, bulk sales, withholding and other statements, certificates, filings, affidavits and other documents as may be necessary or appropriate for purposes of recordation of the Deed or as otherwise required under law in connection with the transactions contemplated herein (including, without limitation, those necessary for the Property to be sold to Buyer without imposition of obligations or liabilities on Buyer or the Property which Buyer has not expressly agreed to assume), shall be properly executed and delivered by Seller or Buyer, as applicable, consistent with the terms of this Agreement. Seller and Buyer shall cooperate to make any pre-closing filings required in connection with any of the transactions contemplated by this Agreement. Buyer and Seller also agree to execute, acknowledge, and deliver all such further documentation as is reasonably necessary and desirable to fully carry out this Agreement and to fully consummate and effect the transactions as contemplated by this Agreement.
7.    TERMINATION OF THIS AGREEMENT; DEFAULT BY BUYER AND SELLER.
7.1    FAILURE TO CLOSE BY THE CLOSING DATE. If Escrow fails to close on the Closing Date due to the failure of Seller or Buyer to satisfy their respective obligations hereunder, then, at the election of the non-defaulting party, such non-defaulting party shall be entitled to exercise the remedies set forth below in this Paragraph 7.
7.2    FAILURE OF A CONDITION. Except in those instances where Escrow automatically terminates under the terms of this Agreement, if any condition is not satisfied or waived within the time period and in the manner set forth in this Agreement, then the party for whose benefit the condition exists (as provided in Paragraphs 4 and 5 of this Agreement) may terminate this Agreement by delivering written notice to the other party and to Escrow Holder after the end of the applicable time period but prior to the Close of Escrow.
7.3    CONSEQUENCES OF TERMINATION. If this Agreement terminates (or is properly terminated by either party) as specifically provided by its terms, then each of the following shall occur: Escrow shall be deemed automatically canceled regardless of whether cancellation instructions are signed; and, except as provided to the contrary in Paragraph 7.5 hereof (concerning Seller’s right to retain the Deposit as liquidated damages), Escrow Holder shall return all funds (including, without limitation, the Deposit to Buyer) and documents then held in Escrow to the party depositing the same, and neither party shall have any claim against the other by reason of this Agreement (other than as specifically set forth below or as provided by law for breach of this Agreement, subject to Paragraph 7.5 hereof). Notwithstanding anything to the contrary in this Agreement, if this Agreement terminates or Close of Escrow fails to occur, for any reason other than Buyer’s default under this Agreement, the Deposit shall be promptly returned to Buyer.

7.4    ESCROW AND TITLE COMPANY CANCELLATION CHARGES. If Escrow fails to close because of either party’s default, the defaulting party shall be liable for all Escrow and Title Company cancellation charges. If Escrow fails to close for any other reason, Buyer and Seller shall each pay one-half (½) of any Escrow and Title Company cancellation charges.

7.5    DEFAULT BY BUYER AND SELLER.
7.5.1    Default by Buyer. IF BUYER FAILS TO PURCHASE THE PROPERTY WHEN IT IS OBLIGATED TO DO SO UNDER THE TERMS OF THIS AGREEMENT, SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY, SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS “LIQUIDATED DAMAGES.” BUYER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ESTABLISH SELLER’S DAMAGES BY REASON OF SUCH DEFAULT BY BUYER. ACCORDINGLY, BUYER AND SELLER AGREE THAT IN THE EVENT OF SUCH DEFAULT BY BUYER UNDER THIS AGREEMENT, IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER THE DEPOSIT AS LIQUIDATED DAMAGES. IN CONSIDERATION OF THE RIGHT TO RECEIVE PAYMENT OF THE LIQUIDATED DAMAGES, SELLER WILL BE DEEMED TO HAVE WAIVED ALL OF ITS CLAIMS AGAINST BUYER FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY. CONSEQUENTLY, THE LIQUIDATED DAMAGES SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY IN LIEU OF ANY OTHER RELIEF, RIGHT OR REMEDY, AT LAW AND EQUITY, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED BY REASON OF BUYER’S DEFAULT. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH 7.5.1 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

______________________ SELLER’S INITIALS	____________________ BUYER’S INITIALS

7.5.2    Default by Seller. If the Seller defaults on its obligations to sell and convey the Property to Buyer pursuant to this Agreement, Buyer shall be entitled to exercise all rights and remedies available at law and in equity.
8.    GENERAL ESCROW PROVISIONS.
8.1    ESCROW INSTRUCTIONS. This Agreement when signed by Buyer and Seller shall also constitute Escrow Instructions to Escrow Holder.
8.2    OPENING OF ESCROW. When both (i) this Agreement, fully signed, or in signed counterparts, and (ii) the Deposit have been delivered to Escrow Holder, Escrow shall be deemed open (“Opening of Escrow”), and Escrow Holder shall immediately notify Buyer and Seller by telephone and in writing of the date of Opening of Escrow.
8.3    GENERAL PROVISIONS. Notwithstanding anything to the contrary in this Agreement, the general provisions of Escrow Holder, if any, which are later signed by the parties, are incorporated by reference to the extent they are not inconsistent with the provisions of this Agreement. If there is any inconsistency between the provisions of those general provisions and any of the provisions of this Agreement, the provisions of this Agreement shall control.
8.4    PRORATIONS. Prorations for the Property shall be calculated and implemented by Buyer and the Seller as follows:
8.4.1    Standard Prorations. Subject to Paragraphs 8.4.3 through 8.4.8 hereof, all non-delinquent rents (except for percentage rents or rents based on gross sales or revenues), expenses, expense recoveries, utility charges, common area charges, real property taxes, assessments, maintenance charges, and other revenues and costs for the Property shall be prorated as of the Close of Escrow (based on the periods to which they relate and are applicable, and regardless of when payable).
8.4.2    Percentage Rents. Percentage rents actually collected for the month in which the Closing occurs shall be prorated as of the Closing Date. After Buyer has completed any reconciliation of actual percentage rents payable and estimated percentage rents paid by the subject tenants, and all reconciled amounts have been paid, a reconciliation shall be made between Seller and Buyer with regard to such percentage rents. Pursuant to such reconciliation, Seller and Buyer shall be entitled to their proportionate share of all percentage rents paid for the subject fiscal Lease year used to calculate each tenant’s percentage rents (less any out-of-pocket costs incurred in collecting said amounts, which shall belong to Buyer) based on the number of days of such fiscal year Seller and Buyer owned the Property (and adjusted for any amount of percentage rent prorated at Closing or received by Seller or Buyer). As used in this Paragraph 8.4.2, the term “percentage rents” shall not include and shall have deducted from such percentage rent amount any “base” or “minimum” rent component which is payable each month (regardless of actual sales), which “base” or “minimum” rent component shall be prorated or otherwise handled in the manner provided in this Agreement.
8.4.3    Additional Rent Reconciliation. To the extent that any additional rent (including, without limitation, estimated payments for operating expenses and/or real estate taxes) (collectively, “Expenses”) is paid by tenants to landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Expenses to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Closing for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Expenses to the estimated payments at the Closing. If, as of the Closing, Seller has received additional rent payments in excess of the amount that tenants will be required to pay, based on the actual Expenses as of the Closing, Buyer shall receive a credit in the amount of such excess. If, as of the Closing, Seller has received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Expenses as of the Closing, Buyer shall deliver to Seller the amount of such deficiency within thirty (30) days of the reconciliation pursuant to which the tenants’ payments of such deficient amounts are received by Buyer.
8.4.4    Receivables. Buyer shall not be required to purchase Seller’s accounts receivables and/or delinquent rents (including, without limitation, any additional rent payments or other amounts payable by tenants under the Leases). No proration shall be made at the Closing for these items. For a period of six (6) months following the Closing Date, Buyer shall continue to bill existing tenants for accounts receivable and delinquent rents attributable to the Property for the period prior to the Closing Date. To the extent that Buyer receives, within the first six (6) months after the Closing Date, rents applicable to a period prior to the Closing, Buyer shall promptly pay such rents to Seller after first deducting any sums due Buyer from such tenants for rent or other charges accruing after the Closing Date. After six (6) months from the Closing Date, to the extent that Buyer has not paid to Seller accounts receivable and/or delinquent rents owing to Seller for periods prior to the Closing Date, Seller shall be permitted to collect such accounts receivables and/or such delinquent rents directly from tenants after the expiration of such six (6) month period to the extent such collections do not interfere with tenant’s tenancies. After expiration of such six (6) month period, all amounts (accounts receivables, rents, or otherwise) received by Buyer shall belong to Buyer unless the payment of any such amount (or the correspondence accompanying such payment) specifically states that it is specifically for satisfaction of amounts attributable to a period prior to the Closing Date.
8.4.5    Security Deposits. Buyer shall be credited at Closing for the amount of all security deposits provided for under the Leases. Unless and until this Agreement is terminated, Seller shall not apply any security deposits reflected in the rent roll to any obligations under the Leases. With respect to any security deposit which is evidenced by a letter of credit, Seller shall (i) deliver to Buyer at Closing such original letter of credit, and (ii) execute and deliver at Closing such other instruments as the issuer of such letter of credit shall reasonably require in order to cause the named beneficiary under such letter of credit to be changed to Buyer. Buyer shall receive a credit at Closing equal to all transfer fees required to be paid in connection with the transfer of any letters of credit to Buyer as provided in this Paragraph 8.4.5.
8.4.6    Leasing Costs. Buyer shall be credited at Closing for the amount of all unsatisfied costs and expenses which were incurred, or are to be incurred, in connection with any and all Leases executed, modified or extended by Seller prior to the Effective Date, including, without limitation, all costs and expenses for tenant-improvements (either completed or to be completed) and brokerage commissions (collectively, “Pre-Closing Leasing Costs”). Seller shall remain responsible for satisfying any Pre-Closing Leasing Costs which were not credited to Buyer at Closing. Buyer shall be responsible for satisfying any Pre-Closing Leasing Costs for which Buyer is provided a credit at Closing.
8.4.7    Capital Costs. Buyer shall be credited at Closing for the amount of all amounts which are unsatisfied amounts under all capital contracts, contracts pertaining to works of improvement or other contracts existing prior to Closing, pertaining to the Property (regardless of when the work, services or other obligations were performed or are to be performed) (“Pre-Closing Capital Costs”). Seller shall remain responsible for satisfying any Pre-Closing Capital Costs which were not credited to Buyer at Closing. Buyer shall be responsible for satisfying any Pre-Closing Capital Costs for which Buyer is provided a credit at Closing.
8.4.8    Delinquent Taxes and Mechanic’s Liens. Buyer shall receive a credit at Closing in the amount of all accrued but unpaid taxes and delinquent taxes applicable to the Property and for all mechanic’s and materialmen’s liens encumbering the Property (“Taxes and Liens”). Buyer shall be responsible for satisfying any Taxes and Liens for which Buyer is provided a credit at Closing.
8.4.9    Tax Appeals. If Seller has engaged consultants for the purpose of protesting the amount of taxes or the assessed valuation for certain tax periods for the Property (“Protest Proceedings”) any cash refunds or proceeds actually distributed (collectively, “Cash Refunds”) will be apportioned as described below. Any Cash Refunds (including interest thereon) on account of a favorable determination, after deduction of costs and expenses incurred for such Protest Proceedings and payment of any reimbursements owing to tenants, shall be: (i) the property of Seller to the extent such Cash Refunds were for taxes paid by Seller applicable to a period prior to the Closing Date, (ii) prorated between Buyer and Seller for taxes paid for a period during which the Closing Date occurred, and (iii) the property of Buyer for taxes for a period after the Closing Date. Seller shall have the obligation to refund to any tenants in good standing as of the date of such Cash Refund, any portion of such Cash Refund paid to it which may be owing to such tenants, which payment shall be paid to Buyer within fifteen (15) business days of delivery to Seller by Buyer of written confirmation of such tenants’ entitlement to such Cash Refunds. Buyer shall have the obligation to refund to tenants in good standing as of the date of such Cash Refund, any portion of such Cash Refund paid to it which may be owing to such tenants. Seller and Buyer agree to notify the other in writing of any receipt of a Cash Refund within fifteen (15) business days of receipt of such Cash Refund. To the extent either party obtains a Cash Refund, a portion of which is owed to the other party, the receiving party shall deliver the Cash Refund to the other party within fifteen (15) business days of its receipt.
8.4.10    Errors and Omissions. If any errors or omissions are made regarding adjustments and prorations, the parties shall make appropriate corrections promptly upon the discovery thereof. If any estimations are made at the Close of Escrow regarding adjustments or prorations, the parties shall make the appropriate corrections promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the appropriate party within fifteen (15) business days of the correction or adjustment. Notwithstanding anything to the contrary in this Paragraph, any right to a correction or adjustment shall terminate one (1) year after Close of Escrow; except with regard to Pre-Closing Leasing Costs, Pre-Closing Capital Costs, and any Cash Refunds received with regard to any Protest Proceedings.
8.5    PAYMENT OF COSTS. Seller shall pay for (i) all transfer, sales, use, excise, and other taxes, assessments and charges applicable to, or arising from, the transfer of any or all the Property (including, without limitation, documentary transfer taxes) if any, (ii) the premiums for the Approved Title Policy, (iii) all costs for the Title Documents, (iv) all of Seller’s costs incurred with regard to this transaction, including, without limitation, its legal costs, (v) ½ of the Escrow fees and charges, (vii) ½ of the recording fees, and (viii) all brokerage commissions pursuant to Paragraph 9 hereof. Buyer shall pay for (i) ½ of the Escrow fees and charges, (ii) ½ of the recording fees, (iii) all title insurance costs in excess of the premiums for the Approved Title Policy (including any endorsements requested by Buyer), (iv) the costs of any updates to the Survey, and (iv) all of Buyer’s costs incurred with regard to this transaction, including, without limitation, its legal costs.
8.6    ESCROW HOLDER AUTHORIZED TO COMPLETE BLANKS. If necessary, Escrow Holder is authorized to insert the Closing Date in any blanks in the Closing documents.
8.7    RECORDATION AND DELIVERY OF FUNDS AND DOCUMENTS. When Buyer and Seller have satisfied their respective Closing obligations under Paragraphs 6.2, 6.3, and 6.4 hereof and each of the conditions under Paragraphs 4 and 5 hereof have either been satisfied or waived, Escrow Holder shall promptly undertake all of the following in the manner indicated and as more particularly instructed in Buyer’s and Seller’s Closing instructions:

(a)    Prorations. Prorate and allocate all matters as described in Paragraphs 8.4 and 8.5 hereof;
(b)    Recording. Cause the Deed and any other documents which the parties hereto may mutually direct, to be recorded in the official records of the county in which the Property is located in the order set forth in Buyer’s and Seller’s Closing instructions;
(c)    Funds. Disburse funds deposited by Buyer with Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant to this Agreement, including, without limitation, the payment of the Purchase Price to Seller;
(d)    Document Delivery. Deliver originals and conformed copies of all documents to Seller and Buyer, as appropriate; and
(e)    Title Policy. Direct the Title Company to issue the Approved Title Policy to Buyer.
9.    BROKERAGE COMMISSIONS. CBRE is the broker in this transaction (the “Broker”). Seller shall be responsible for paying all fees, costs or commissions owing to the Broker with regard to the transactions contemplated by this Agreement. Seller shall indemnify, defend and hold Buyer harmless from and against all claims, liabilities, costs, damages and expenses, (including, without limitation, attorneys’ fees and costs) arising out of any claim for costs, commissions or fees made by the Broker in connection with this transaction. Except for the Broker, it is understood that neither Seller nor Buyer has engaged any other broker or finder in connection with this transaction. Each party shall indemnify, defend and hold harmless, the other from and against all claims, liabilities, costs, damages and expenses (including, without limitation, attorneys’ fees and costs) resulting from or arising out of any claims for fees, costs, or commissions arising out of any contract or commitment made by or through the indemnifying party with any broker or finder other than the Broker.
10.    REPRESENTATIONS AND WARRANTIES.
10.1    REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller, which representations and warranties shall also be true as of Close of Escrow and survive the Close of Escrow, as follows:
10.1.1    Organization; Authority. Buyer has full power and authority to enter into and comply with the terms of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Buyer and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Buyer. This Agreement and Buyer’s performance of the obligations in this Agreement do not and will not contravene any provision of any present judgment, order, decree, writ or injunction, or any provision of any law or regulation currently applicable to Buyer. Neither this Agreement nor anything provided to be done under this Agreement violates or shall constitute or result in a default, breach, or violation of any covenant, agreement, instrument, document or understanding for which Buyer is bound.
10.1.2    Binding Effect of Documents. This Agreement and the other documents to be executed by Buyer will have been duly entered into by Buyer and will constitute legal, valid and binding obligations of Buyer.
10.2    REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer, which representations and warranties shall also be true as of Close of Escrow and shall survive the Close of Escrow, as follows:
10.2.1    Organization; Authority. Seller is a limited liability company validly existing under the laws of the state of its establishment, with full power and authority to enter into and comply with the terms of this Agreement and is qualified to do business in the State of Utah. This Agreement has been duly and validly authorized, executed and delivered by Seller and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Seller. This Agreement and Seller’s performance of the obligations in this Agreement do not and will not contravene any provision of any present judgment, order, decree, writ or injunction, or any provision of any law or regulation currently applicable to Seller. Neither this Agreement nor anything provided to be done under this Agreement shall constitute or result in a default, breach or violation of any covenant, agreement, instrument, document or understanding to which Seller is bound.
10.2.2    Binding Effect of Documents. This Agreement and the other documents to be executed by Seller will have been duly entered into by Seller and will constitute legal, valid and binding obligations of Seller.
10.2.3    Pending Litigation or Proceedings. Seller has not received written notice of any (i) pending claims, suits, actions or arbitrations, or any regulatory, legal, or other proceedings or investigations affecting the Property or Seller’s rights and obligations under this Agreement, or (ii) any contemplated condemnation, eminent domain, or similar proceedings, for the Property.

10.2.4    Violation of Law. Seller has not received any written notice of any violation of any laws, ordinances, rules or administrative or judicial orders affecting or regarding the Property including, without limitation, violations relating to environmental matters affecting the Property.
10.2.5    No Other Contracts. The Service Contracts listed on Exhibit “E” attached hereto are all of the service contracts affecting the Property and, except for the Service Contracts, if any, Buyer elects to assume pursuant to the provisions of Paragraph 3.3 hereof, there shall not be any Service Contracts or contracts or agreements of any type pertaining to the Property, the obligation or liability for which Buyer or the Property could be liable after the Closing.
10.2.6    Environmental. To the best of Seller’s knowledge and except as disclosed in any environmental reports delivered to Buyer as part of the Property Documents: (i) none of the Property, including subsurface soil and groundwater, contains any substance, including, but not limited to, any radioactive substance, hydrocarbons, industrial solvents, oil, petroleum, oil byproducts, petroleum byproducts, metals, flammables, or other hazardous substances or toxic materials, which could presently, or at any time in the future, cause a health, safety or environmental hazard on the Property or to any person who may enter or use the Property or which may require remediation at the request of any governmental authority (collectively, “Hazardous Materials”); (ii) the ownership, operation, use or condition of all of the Property is not in violation of any federal, state or local law, ordinance or regulation relating to the Hazardous Materials, industrial hygiene, hazardous or toxic materials (or similarly defined substances, materials or wastes) or environmental protection); and (iii) none of the Property contains any underground treatment or storage tanks.
10.2.7    Property Documents. Seller has provided or made available to Buyer all Property Documents in Seller’s possession or control.
10.2.8    Leases. The Leases listed in Exhibit C attached hereto are all of the leases affecting the Property.

10.3    “AS IS” SALE. EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND TERMS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE DOCUMENTS DELIVERED AT CLOSING, BUYER AGREES THAT IT IS PURCHASING THE PROPERTY ON AN “AS IS” BASIS BASED ON ITS OWN INVESTIGATION OF THE PROPERTY, AND THAT SELLER HAS NOT MADE ANY REPRESENTATION, WARRANTY OR GUARANTY, EXPRESS OR IMPLIED, OTHER THAN AS SET FORTH IN THIS AGREEMENT OR IN ANY OF THE DOCUMENTS DELIVERED AT CLOSING. BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE PROPERTY AND ITS SUITABILITY FOR BUYER’S INTENDED USE.

____________________ BUYER’S INITIALS

11.    CONDUCT DURING ESCROW PERIOD.
11.1    LICENSE TO ENTER. Until Close of Escrow or this Agreement is terminated, Buyer and Buyer’s employees and agents shall have reasonable access to the Property to conduct any tests and investigations, environmental, physical, structural, or otherwise. After any entry on the Property, Buyer shall immediately substantially restore the Property to its condition before Buyer entered on the Property. Except for those matters caused by the negligent acts or omissions of Seller, Buyer shall indemnify, defend and hold harmless Seller from and against all claims, losses, liabilities, damages, expenses and costs (including, without limitation, attorneys’ fees and costs) arising from the negligent acts or omissions of Buyer or its agents during their entry on the Property. Notwithstanding anything to the contrary in this Paragraph, this indemnification shall not apply to Buyer’s discovery of existing conditions on the Property.
11.2    NO NEW OR MODIFIED LEASES OR CONTRACTS WITHOUT CONSENT. Except as provided in this Paragraph 11.2, from and after the Effective Date, Seller shall not (except as required by law), enter into or modify any contracts or agreements affecting or relating to the Property which will survive the Close of Escrow or will otherwise affect the use or operation of the Property after the Close of Escrow.
11.2.1    New Leases. In the event that Seller has an opportunity to enter into a new lease after the Effective Date with regard to the Property, Seller shall deliver to Buyer a copy of the proposed lease and other related information (tenant financial information, estimated costs of improvements, commissions, etc.) (collectively, “Proposed Lease Information”) and Buyer shall have five (5) business days from receipt of all of the Proposed Lease Information to provide Seller with written approval or disapproval of the Proposed Lease Information. If the date on which Buyer’s approval to any Proposed Lease Information is a date that is prior to the expiration of the Feasibility Period, Buyer’s approval shall not be unreasonably withheld. If the date on which Buyer’s approval to any Proposed Lease Information is after expiration of the Feasibility Period, Buyer’s approval or disapproval shall be in Buyer’s sole and absolute discretion. Buyer’s failure to provide such written approval or disapproval to the Proposed Lease Information within such five (5) business day period shall be deemed approval if such request is made before the expiration of the Feasibility Period and shall be deemed disapproved if such request is made after the expiration of the Feasibility Period. If Buyer approves of the Proposed Lease Information, and Escrow closes, then Buyer shall become responsible for the cost of the leasehold improvements and leasing commissions associated with the approved Proposed Lease Information to the extent the amount of such costs and commissions were contained in the Proposed Lease Information and approved by Buyer. If Buyer disapproves any Proposed Lease Information as provided under this Agreement, Seller shall not enter into the proposed Lease which is the subject of such Proposed Lease Information.
11.2.2    Lease Amendments. If after the Effective Date, Seller desires to enter into an amendment of an existing Lease with regard to the Property, Seller shall deliver to Buyer a copy of the proposed amendment and other related information (tenant financial information, cost of improvements, commissions, etc.) (“Proposed Amendment Information”) and Buyer shall have five (5) business days from receipt of all of the Proposed Amendment Information to provide Seller with written approval or disapproval of the Proposed Amendment Information. If the date on which Buyer’s approval to any Proposed Amendment Information is a date that is prior to the expiration of the Feasibility Period, Buyer’s approval shall not be unreasonably withheld. If the date on which Buyer’s approval to any Proposed Amendment Information is after expiration of the Feasibility Period, Buyer’s approval or disapproval shall be in Buyer’s sole and absolute discretion. Buyer’s failure to provide such written approval or disapproval to the Proposed Amendment Information within such five (5) business day period shall be deemed approval if such request is made before the expiration of the Feasibility Period and shall be deemed disapproved if such request is made after the expiration of the Feasibility Period. If Buyer approves of the Proposed Amendment Information, and Escrow closes, then Buyer shall become responsible for the cost of the leasehold improvements and leasing commissions associated with the approved Proposed Amendment Information to the extent the amount of such costs and commissions were contained in the Proposed Amendment Information and approved by Buyer. If Buyer disapproves any Proposed Amendment Information as provided under this Agreement, Seller shall not enter into the Lease amendment which is the subject of such Proposed Amendment Information.
11.3    INSURANCE. All insurance policies carried by Seller with respect to the Property and in effect as of the Effective Date shall remain in effect until Close of Escrow.
11.4    OPERATION OF PROPERTY. From and after the Effective Date until the Close of Escrow, Seller covenants and agrees that it shall operate and manage the Property in the same manner as prior to the Effective Date and in accordance with all applicable laws, ordinances, rules and regulations affecting the Property. None of the Personal Property shall be removed from the Property.
11.5    NO FURTHER ENCUMBRANCE. From and after the Effective Date, Seller shall not alienate, lien, encumber or otherwise transfer all or any interest in the Property (other than to Buyer at the Close of Escrow).
11.6    NO MARKETING. From and after the Effective Date, Seller shall not market, solicit, negotiate, or enter into any agreement with any party other than Buyer for the sale or transfer of any interest in the Property.
11.7    ESTOPPEL CERTIFICATES AND SNDAS. With respect to the delivery and receipt of tenant estoppel certificates in the form of Exhibit “D” attached hereto (“Estoppel Certificates”), Seller covenants and agrees that (i) Seller shall prepare, or cause to be prepared, and deliver to Buyer for review and approval, within three (3) business days following the Effective Date, the

Estoppel Certificates, and (ii) Seller shall remit, or cause to be remitted, the Estoppel Certificates to all the tenants of the Property for signature within two (2) business days following Buyer’s notice to Seller that Buyer has approved the Estoppel Certificates prepared by Seller (which notice shall set forth any required corrections). If Buyer fails to notify Seller of its approval of, or any changes to, the Estoppel Certificates it receives from Seller for approval within two (2) business days following Buyer’s receipt of the same, Seller shall forward such Estoppel Certificates to all the tenants of the Property without Buyer’s prior approval (the Estoppel Certificates approved or deemed approved by Buyer hereinafter collectively referred to as the “Approved Estoppels”), and Seller shall use its best efforts to receive and deliver such executed Approved Estoppels to Buyer prior to the expiration of the Feasibility Period.
Seller agrees that upon the request of Buyer, Seller shall deliver to tenants of the Property the form of subordination, non-disturbance and attornment agreement required by Buyer’s lender (“SNDAs”) and shall request that such tenants execute and return the SNDAs prior to Closing; provided, however, that it shall not be a condition to Closing that Seller deliver to Buyer the executed SNDAs and Seller’s failure to deliver the executed SNDAs to Buyer shall not constitute a default by Seller under this Agreement.
11.8    FUTURE NOTICES. Seller shall promptly deliver to Buyer any notices it may hereafter receive from time to time that, if not delivered to Buyer, would cause the representations and warranties set forth in Paragraph 10.2 herein to be untrue if made after Seller’s receipt of any such notices.
12.    CONDEMNATION OR CASUALTY.
12.1    CONDEMNATION. If before the Closing, all or any portion of the Property is taken by eminent domain or is the subject of a pending taking which has not been consummated (collectively, a “Taking”), Seller shall promptly notify Buyer of the event and Buyer shall have the option to either proceed with or terminate this Agreement by delivery of written notice of Buyer’s election to Seller within ten (10) business days after receipt of Seller’s notice. If Seller has not received Buyer’s written notice within the ten (10) business day period, then Buyer shall be deemed to have elected to terminate the transactions contemplated by this Agreement and Escrow Holder shall immediately refund to Buyer the Deposit. If Buyer elects to continue with this transaction, as provided above, then the condemnation proceeds shall become the property of Buyer after Close of Escrow. Seller agrees to execute all documents necessary in order to effectuate such transfer of any condemnation proceeds to Buyer.
12.2    CASUALTY. If before the Closing, all or any portion of the Property is damaged or destroyed in a manner that will not be repaired prior to Closing (collectively, a “Casualty”), Seller shall promptly notify Buyer of the event and Buyer shall have the option to either proceed with or terminate this Agreement by delivery of written notice of Buyer’s election to Seller within ten (10) business days after receipt of Seller’s notice. If Seller has not received Buyer’s written notice within the ten (10) business day period, then Buyer shall be deemed to have elected to terminate the transaction contemplated by this Agreement and Escrow Holder shall immediately refund to Buyer the Deposit. If Buyer elects to continue with this transaction, as provided above, then the Casualty proceeds from the carrier shall become the property of Buyer after Close of Escrow (however, Buyer shall receive as a credit at Closing for the amount of any deductible, self-insured amount or uninsured amount). Seller agrees to execute all documents necessary in order to effectuate such transfer of any Casualty proceeds to Buyer.
13.    GENERAL PROVISIONS.
13.1    ASSIGNMENT.
13.1.1    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns.
13.1.2    Right to Assign. Buyer shall have the right to assign its rights and obligations under this Agreement to an entity that is a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT) for which Buyer or an affiliate of Buyer acts as the investment advisor without the prior written consent of Seller. However, Buyer shall not be relieved of its obligations under this Agreement by such assignment or nomination until Close of Escrow. If Buyer’s assignee or nominee has satisfied all of Buyer’s obligations under this Agreement as of the Closing Date (including, without limitation, the payment of the Purchase Price to Seller, subject to permitted prorations and adjustments), and has signed a written assumption of all of Buyer’s obligations under this Agreement, Buyer (but not the assignee) shall automatically be released from any further obligations or responsibilities under this Agreement upon Close of Escrow.
13.2    ATTORNEYS’ FEES AND/OR COSTS. In any action or proceeding between the parties to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party in the action or proceeding shall be entitled to, in addition to damages, injunctive relief or other relief, its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees, both at trial and on appeal.
13.3    NOTICES AND APPROVALS. All notices, approvals or other communications (collectively, “Notices”) required or permitted under this Agreement shall be in writing, and shall be sent by one or more of the following: (i) personally delivered, (ii) sent by overnight mail (Federal Express or the like), (iii) sent by registered or certified mail, postage prepaid, return receipt requested, or (iv) sent by facsimile (provided that a follow-up hard copy of the facsimile is sent the same day by one of the other above methods within two (2) business days of the transmission). Notices shall be deemed received upon the earlier of (i) if personally delivered, the day of delivery, to the address of the person to receive such Notice, (ii) if sent by overnight mail, the business day following its deposit in such overnight facility, (iii) if mailed, two (2) business days after the date of posting by the United State Post Office, or (iv) if by facsimile, the date of transmission. If multiple methods of providing notice have been used, the earlier date of deemed notice shall govern. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party. In order to be effective, all Notices must be directed to the appropriate parties as follows.

To Buyer:	KBS Capital Advisors LLC 201 California Street, Suite 470 San Francisco, CA 94111 Attn: Peter Mette Telephone: (415) 962-0187 Facsimile: (415) 962-0188

With copies to:	James Chiboucas, Esq. 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Telephone: (949) 417-6555 Facsimile: (949) 417-6523
and
Greenberg Traurig 3161 Michelson Drive, Suite 1000 Irvine, California 92612 Attention: L. Bruce Fischer, Esq. Telephone No.: (949) 732-6670 Fax No.: (949) 732-6501

To Seller:	SLHNet Investments, L.C. 48 W. Market Street, Suite 250 Salt Lake City, UT 84101 Attn: John W. Williams and Eldon Payne Telephone: (801) 322-2020 Facsimile: (801) 539-8758

With copies to:	Vancott Law Firm 36 South State Street, Suite 1900 Salt Lake City, UT 84111 Attention: Rand Cook, Esq. Telephone: (801) 237-0228 Facsimile: (801) 534-0058

To Escrow Holder:	Lawyers Title Company 4100 Newport Place Drive, Suite 120 Newport Beach, California 92660 Attention: Joy Eaton Telephone: (949) 724-3145 Facsimile: (949) 271-5762
13.4    CONTROLLING LAW. This Agreement shall be construed under the laws of the State of Utah in effect at the time of the signing of this Agreement.
13.5    TITLES AND CAPTIONS. Titles and captions are for convenience only and shall not constitute a portion of this Agreement. References to paragraph numbers are to paragraphs in this Agreement, unless expressly stated otherwise.
13.6    INTERPRETATION. As used in this Agreement, masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others where and when the context so dictates. The word “including” shall be construed as if followed by the words “without limitation.” If a dispute arises over the interpretation or construction of any provision, term or word contained in this Agreement, this document shall be interpreted and construed neutrally, and not against either Buyer or Seller.
13.7    NO WAIVER. A waiver by either party of a breach of any of the covenants, conditions or obligations under this Agreement to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, conditions or obligations of this Agreement.

13.8    MODIFICATIONS. Any alteration, change or modification of or to this Agreement, in order to become effective, shall be made in writing and in each instance signed on behalf of each party.
13.9    SEVERABILITY. If any term or provision of this Agreement, or its application to any party or set of circumstances, shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and each shall be valid and enforceable to the fullest extent permitted by law.
13.10    INTEGRATION OF PRIOR AGREEMENTS AND UNDERSTANDINGS. This Agreement contains the entire understanding between the parties relating to the transactions contemplated by this Agreement. All prior or contemporaneous agreements, understandings, representations, warranties and statements, whether oral or written, are superseded by this Agreement.
13.11    NOT AN OFFER. Buyer’s delivery of unsigned copies of this Agreement is solely for the purposes of review by Seller. The signing of this Agreement by Seller constitutes an offer which shall not be deemed accepted by Buyer unless and until Buyer has signed this Agreement and delivered a duplicate original to Seller at the address set forth in Paragraph 13.3 hereof.
13.12    POSSESSION OF PROPERTY. Buyer shall be entitled to possession of the Property only after the Closing and not before.
13.13    COUNTERPARTS. This Agreement may be signed in multiple counterparts which shall, when signed by all parties, constitute a binding agreement.
13.14    EXHIBITS INCORPORATED BY REFERENCE. All exhibits attached to this Agreement are incorporated in this Agreement by this reference.
13.15    COMPUTATION OF TIME. The time in which any act is to be done under this Agreement is computed by excluding the first day (such as the Effective Date), and including the last day, unless the last day is a holiday or Saturday or Sunday, and then that day is also excluded. Unless expressly indicated otherwise, (a) all references to time shall be deemed to refer to Pacific Standard time, and (b) all time periods shall expire at 5:00 p.m., Pacific Standard time.
13.16    COOPERATION. From and after the Closing Date, Seller shall in general cooperate with Buyer in connection with any litigation involving its Property, but Seller shall not be required to institute any lawsuit or extend any sums of money in connection with such cooperation, unless Buyer agrees to reimburse Seller for such expenditures.
13.17    CONFIDENTIALITY. Buyer and Seller, for themselves and their affiliates, subsidiaries, agents, employees and retained professionals, agree to keep this Agreement and all of its terms confidential and not to make any public announcements or public disclosures or communicate with any media with respect to the subject matter hereof without the written consent of the other party, provided, however that each party shall have the right to make such disclosures as required by law and as are needed for the transaction to occur (i.e. consultants, capital sources, etc). Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Buyer’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Buyer or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding an interest (direct or indirect) in any permitted assignee of Buyer, and (c) to any broker/dealers in the REIT's broker/dealer network and any of the REIT’s investors.
13.18    INDEMNITIES.
13.18.1    Buyer’s Indemnification. Buyer shall indemnify, defend, and hold harmless Seller and Seller’s employees, partners, subsidiaries, parents, affiliates, shareholders, officers, directors, attorneys, agents, and affiliates, and its predecessors, successors and assigns, from and against all liabilities, claims, losses, actions, damages, fines, costs, expenses, causes of action and demands arising out of Buyer’s failure to perform or satisfy any of its contractual or legal obligations arising from the ownership, operation, and leasing of the Property to the extent such obligations relate and are applicable to periods on or after the Closing Date.
13.18.2    Seller’s Indemnification. Seller shall indemnify, defend, and hold harmless Buyer and Buyer’s employees, partners, subsidiaries, parents, affiliates, shareholders, officers, directors, attorneys, agents, and affiliates, and their predecessors, successors and assigns, from and against all liabilities, claims, losses, actions, damages, fines, costs, expenses, causes of action and demands arising out of Seller’s failure to perform or satisfy any of its contractual or legal obligations arising from the ownership, operation, and leasing of the Property to the extent such obligations relate and are applicable to periods prior to the Closing Date.
13.19    FURTHER ASSURANCES. Buyer and Seller each agree to execute, acknowledge and deliver all such further acts, instruments, and assurances and to take all such further action before or after the Closing as shall be reasonably necessary and desirable to fully carry out this Agreement and to fully consummate and effect the transactions as contemplated by this Agreement.

13.20    NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole and exclusive benefit of Buyer and Seller, and their respective successors and assigns, and no third parties are intended to or shall have any rights under this Agreement, including, without limitation, any Brokers.
13.21    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Unless otherwise expressly stated in this Agreement, each of the covenants, obligations, representations, and agreements, contained in this Agreement shall survive the Close of Escrow and the execution and delivery of the Deed and shall not be merged with the recording of the Deed.
13.22    TIME OF ESSENCE. Time is of the essence in the performance of all of the terms and conditions of this Agreement.
[Signature Page to Follow]

“SELLER”
SLHNET INVESTMENTS, L.C.
a Utah limited liability company
By:__SLH PARTNERSHIP, LLC, A UTAH LIMITED LIABILITY COMPANY
Name:__________________
Its:___Manager___________

By: /s/ John W. Williams
       John W. Williams, Manager

“BUYER”

KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company

By: __/s/ Charles J. Schreiber, Jr.___
Charles J. Schreiber, Jr.,
Chief Executive Officer

AGREED TO THIS __8th__
DAY OF MARCH, 2012
AS TO PROVISIONS RELATING
TO ESCROW HOLDER:
Lawyers Title Company
By:    /s/ Jay Eaton
Name:    J. Eaton
Title:    V.P

LIST OF EXHIBITS
Exhibit “A”                Legal Description for Land
Exhibit “B”                Personal Property Descriptions
Exhibit “C”                Leases
Exhibit “D”                Estoppel Certificate
Exhibit “E”                Service Contracts
Exhibit “F”                Assignment of Leases and Contracts
Exhibit “G”                Bill of Sale
Exhibit “H”                General Assignment
Exhibit “I”                Tenant Notices
Exhibit “J”                Form of Special Warranty Deed
Schedule “1”                Buyer’s 3-14 Audit

LEGAL DESCRIPTION FOR LAND
The Land referred to herein is situated in Salt Lake County, State of Utah, and is described as follows, to-wit:
PARCEL 1:
Beginning at the Northeast Corner of Lot 8, Block 98, Plat “A", Salt Lake City Survey said point being South 0°00'59" East 67.88 feet and South 89°58'53" West 67.00 feet from a street monument found at the intersection of 400 West and 200 North, and running; thence South 0°04'10" West 660.00 feet along the west line of said 400 West and being the east line of Block 98 to the Southeast Corner of Lot 1, Block 98, Plat “A", Salt Lake City Survey; thence South 89°58'54" West 165.00 feet along the north line of North Temple and being the south line of Block 98 to the Southwest Corner of said Lot 1; thence North 0°04'10" East 0.50 feet along the west line of said Lot 1; thence North 89°53'56" West 110.23 feet; thence North 88°00'00"
West 4.57 feet; thence North 0°00'27" West 483.92 feet; thence Northwesterly 69.60 feet along the arc of a 645.28 foot radius curve to the left (center bears South 89°59'33" West and the long chord bears North 3°05'51" West 69.57 feet with a central angle of 6°10'48"); thence North 6°11'15" West 50.04 feet; thence Northwesterly 56.17 feet along the arc of 1098.72 foot radius curve to the right (center bears North 83°48'45" East and the long chord bears North 4°43'23" West 56.16 feet with a central angle of 2°55'45") to the north line of said Block 98; thence North 89°58'53" East (North 89°58'54" East, Deed) 294.43 feet along the north line of said Block 98 and to and along the south line of 200 North Street to the point of beginning.
[The foregoing being the boundary description of the 1-lot Salt Lake Hardware Minor Subdivision, according to that certain Notice Of Amended Minor Subdivision Approval For Salt Lake Hardware Minor Subdivision recorded December 21, 2011 as Entry No. 11300852, in Book 9976, at Page 2542 of the Official Records of the Salt Lake County Recorder.]
EXCEPTING THEREFROM, all the minerals and all mineral rights as conveyed to UNION PACIFIC LAND RESOURCES CORPORATION, a corporation of the State of Nebraska, in that certain Mineral Deed dated April 1, 1971 and recorded October 3, 1996 as Entry No. 6472020, in Book 7504, at Page 1156 of the Official Records.
PARCEL 2:
BEGINNING at a point which is South 89°59'06" West 66.00 feet from the Southwest corner of Block 98, Plat "A", Salt Lake City Survey, and running thence North 00°04'22" East parallel to and 66.00 feet Westerly distant of the West line of said Block 98, 660.34 feet to a point South 89°59'27" West 66.00 feet from the Northwest corner of said Block 98; thence North 89°59'27" East along the North line of said Block 98, 431.72 feet to a point on a 1098.72 foot radius curve to the left, the radius point of which bears North 86°44'52" East; thence Southeasterly along the arc of said curve 56.23 feet to a point of tangency; thence South 06°11'03" East 50.06 feet to a point of a 645.28 foot radius curve to the right; thence Southeasterly along the arc of said curve 69.60 feet to a point of tangency; thence South 00°00'15" East 485.03 feet, more or less, to a point on the South line of said Block 98; thence South 89°59'06" West along said South line 446.36 feet, more or less, to the point of BEGINNING.
EXCEPTING THEREFROM the following described parcel of land conveyed to UTAH TRANSIT AUTHORITY in that certain Warranty Deed recorded May 16, 2006 as Entry No. 9725435, in Book 9294, at Page 9879 of the Official Records of the Salt Lake County
Recorder, to-wit:
A PARCEL OF LAND IN FEE FOR THE “WEBER COUNTY TO SALT LAKE COMMUTER RAIL", A UTAH TRANSIT AUTHORITY PROJECT SITUATE IN BLOCK 98, PLAT A, SALT LAKE CITY SURVEY, AND IN THE VACATED PORTION OF THE ADJACENT 500 WEST STREET AND DESCRIBED AS FOLLOWS: Beginning at the Southwest corner of said Block 98; thence South 89°59'34" West 16.98 feet; thence North 00°00'01" West 312.75 feet; thence North 00°39'36" East 38.56 feet; thence North 00°00'28" West 308.92 feet; thence North 89°59'33" East 17.52 feet to the Northwest corner of said Block 98; thence North 89°59'33" East 59.60 feet along the North line of said Block 98; thence South 00°04'20" East 660.23 feet to the South line of said Block 98; thence South 89°59'34" West 61.38 feet along said South line to the point of beginning.
FURTHER EXCEPTING THEREFROM any portion lying West of the westerly line of the parcel of land described in the aforementioned Warranty Deed Entry No. 9725435.
AND

EXHIBIT “A” TO PURCHASE AGREEMENT

FURTHER EXCEPTING THEREFROM the following described parcel of land conveyed to SALT LAKE CITY CORPORATION, a municipal corporation of the State of Utah, in that certain Quit Claim Deed recorded October 27, 2010 as Entry No. 11061707, in Book 9872, at Page 6349 of the Official Records of the Salt Lake County Recorder, to-wit:
A parcel of land in fee, being part of two (2) entire tracts of property situate in Lots 2, 3, and 4, Block 98, Salt Lake City Survey, Plat “A", situate in the East 1/2 of the Southwest 1/4 of Section 36, Township 1 North, Range 1 West, SLB&M, State of Utah, incident to the construction of the “Airport Light Rail Transit Project", a Utah Transit Authority project, known as “ALRT", and described as follows: Beginning at a Southwest corner of said entire tract, which point is 61.37 feet North 89°58'54" East from the Southwest corner of said Block 98; and running thence North 00°04'20" West 15.25 feet along the westerly boundary line of said entire tract, thence East 32.04 feet; thence South 00°01'46" West 7.51 feet; thence North 89°59'22" East 93.01 feet; thence South 88°00'00" East 198.50 feet; thence South 89°53'56" East 110.23 feet to the easterly line of said Lot 2; thence South 00°04'10" West 0.50 feet along said easterly Lot line to the southerly boundary line of said entire tracts; thence South 89°58'54" West 433.63 feet along said southerly boundary line to the point of beginning.
AND
FURTHER EXCEPTING THEREFROM all the minerals and mineral rights reserved by UNION PACIFIC RAILROAD COMPANY, a Delaware corporation, in that certain Special Warranty Deed recorded December 24, 1998 as Entry No. 7202238, in Book 8208, at Page 2578 of the Official Records of the Salt Lake County Recorder, wherein GATEWAY ASSOCIATES, LTD., a Utah limited partnership, is the Grantee.

EXHIBIT “A” TO PURCHASE AGREEMENT

PERSONAL PROPERTY DESCRIPTIONS
Specialized server room computer equipment
Security PC, monitor and router
Video surveillance system
Cabinetry, fixtures and appliances – UAMPS TI’s
Appliances – Agency Fusion TI’s
Cabinetry and fixtures – ChAIR TI’s
Cabinets – Smart Bomb TI’s
Cabinetry, fixtures and appliances – WECC TI’s

EXHIBIT “B” TO PURCHASE AGREEMENT

LEASES

SuperValu

Western Electricity Coordinating

Council (WECC)

Chair Entertainment Group

UAMPS

Jacobs FKA CarterBurgess

CCI Communications, Inc.

Eat Sleep Play

EdSoup.com

Freedom Fast Track

Internet Pipeline, Inc.

Grant Thorton

Sharifi & Baron

Smart Bomb Interactive

Jviation, Inc.

Digitaria Interactive, Inc.

Wisan, Smith, Racker & Prescott

Agency Fusion

EXHIBIT “C” TO PURCHASE AGREEMENT

ESTOPPEL CERTIFICATE
The undersigned ________________, a ___________________ (“Tenant”), represents and certifies to ______________________________, (“Landlord”) and ___________________________ and its successors and assigns (“Buyer”) that as of ________________, 20__ (“Effective Date”):
1.Tenant is in possession of approximately __________ square feet located at ________________ (the “Premises”), pursuant to a lease with ____________________, dated _______________, which has not been modified or amended, either verbally or in writing, except as follows: ________________________________ ________________________________________. There are not any other agreements, oral or written, between Landlord and Tenant. The original lease and the modifications or amendments, if any, are collectively referred to as the “Lease.” Attached are true, complete and accurate copies of the Lease and all amendments, guarantees, security agreements, subleases and other documents pertaining to the Lease.
2.    The Lease is in full force, and Tenant has accepted and is in possession of the Premises.
3.    The term of the Lease commenced on _______________, 20__, and shall expire by its terms on _______________, 20__, unless sooner terminated.
4.    The amount of the monthly base rent is $_____________. All rent has been paid through _____________, 20__. Percentage rent, if applicable, is calculated as follows: __________________________ ________________________________________________________________________. $_________________ of percentage rent has already been paid to Landlord for the current Lease year.
5.    Tenant’s prorata share of the entire property in which the Premises are located, for purposes of allocating operating expenses and real estate taxes is ____%. Tenant is obligated to pay its prorata share of (Choose One/Strike Others):
Increases over base year 20__.
Increases over a stipulated amount per square foot ____/sf.
All operating expenses and real estate taxes (net lease).
6.    Neither the Lease nor any other agreement confers upon Tenant any: (i) option or right to extend the term of the Lease; (ii) right to acquire additional space; or (iii) right to terminate the Lease (apart from any termination right arising out of damage to or condemnation of the Premises) unless and except as described herein: __________________________________ ________________________________________________________.
7.    Neither the Lease nor any other agreement confers upon tenant any right of first refusal or option to purchase the real property on which the Premises are situated.
8.    Neither Landlord nor any successor or assign of Landlord owes any amount to Tenant. Tenant has no right to any concession (rental or otherwise) or similar compensation pertaining to the Lease or Premises. Tenant has no charge, lien or claim of setoff under the Lease or otherwise against rents or other charges due or to become due under the Lease.
9.    There are not any uncured defaults in the performance of Landlord’s obligations under the Lease, and Tenant has no existing claim against Landlord by reason of any default by Landlord in the performance of Landlord’s obligations under the Lease. There are not any uncured defaults in the performance of Tenant’s obligations under the Lease.
10.    All improvements, equipment, trade fixtures and any other items to be constructed or furnished by or at the expense of Landlord for the Premises have been completed or supplied to the satisfaction of the Tenant, and all contributions by Landlord to Tenant on account thereof or otherwise have been received by Tenant.
11.    There has been deposited with Landlord, as security for the performance of Tenant’s obligations under the Lease, the amount of $__________ in the form of [cash][letter-of-credit]. Apart from this security deposit, Landlord does not hold any advance payment of rents or any other form of rental or security deposit.
12.    There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.
13.    Tenant has not assigned its interest in the Lease nor has Tenant sublet any portion of the Premises.
14.    Tenant has not received notice from any governmental entity or instrumentality indicating that the Premises or the property of which the Premises are a part violate or fail to comply with any governmental or judicial law, order, rule or regulation.

EXHIBIT “D” TO PURCHASE AGREEMENT

All provisions of the Lease are hereby ratified. Tenant understands that Buyer may purchase the property of which the Premises are a part and that such purchase will be in material reliance on this Certificate. Tenant further understands and acknowledges that a lender of Buyer may rely on this Certificate as a material condition to the funding of a loan for the purchase, and this Certificate shall inure to the benefit of such lending source and its successors and assigns.
TENANT:

By: ______________________________________ ______________________________________ (Print Name) (Title)

EXHIBIT “D” TO PURCHASE AGREEMENT

LIST OF SERVICE CONTRACTS

Contractor	Service	Term
Jenson Lighting Maint.	Parking lights	Month to month
Jani King	office cleaning	Month to month
Ecolabs	Pest control	Yearly
Advanced Waste	Garbage and recycling	Month to month
Commercial Window Cleaning	Window cleaning	Month to month
Fire Suppression Services	Fire equipment inspection	Month to month
Mountain Alarm Corporation	Fire and smoke alarm	Month to month
Loveland Landscaping	Snow removal/landscaping	Month to month
Delta Fire Systems	Fire sprinkler inspections	Yearly
Thyssen Krupp Elevators	Elevator maintenance	Multi-year
Holbrook Service	Small A/C units for Servers	Yearly

EXHIBIT “E” TO PURCHASE AGREEMENT

ASSIGNMENT OF LEASES AND CONTRACTS
This Assignment of Leases and Contracts (“Assignment”) is made as of _________________, 20___ (“Effective Date”) in the County of ________________, State of ___________, between __________________________________ (“Assignor”), and _________________________________________ (“Assignee”), who agree as follows:
RECITALS
A.    Assignor is the lessor under the leases, more particularly described on the attached Exhibit “1” (“Leases”) for the property described on the attached Exhibit “2”. The term “Leases” and any assignment hereunder shall also include all amendments and modifications to the Leases and all guaranties ensuring performance of the obligations under the Leases.
B.    Assignor is a party to the service contracts (the “Service Contracts”) more particularly described on the attached Exhibit “3”.
C.    Assignor desires to assign all of its right, title and interest as lessor under the Leases to Assignee and to assign its interests in the Service Contracts to Assignee.
1.    Assignment and Assumption. For value received, Assignor assigns to Assignee all of Assignor’s right, title and interest as lessor under the Leases and all of Assignor’s interests under the Service Contracts. Assignee accepts the assignment and assumes and agrees to perform all the obligations of Assignor as lessor under the Leases and all of Assignor’s obligations under the Service Contracts to the extent any of such obligations first accrue and are applicable to periods on or after the Effective Date of this Assignment including, without limitation, as to the Leases, all obligations and duties owed lessees with respect to security deposits, to the extent such security deposits have been transferred or credited to Assignee pursuant to the provisions of the Purchase Agreement defined below.
2.    Purchase Agreement. This Assignment is made pursuant to that certain Purchase Agreement for Real Property and Escrow Instructions dated __________, 20___, between Assignor and _______________________________ (predecessor to Assignee) (the “Purchase Agreement”).
3.    Assignee’s Indemnification. Assignee shall indemnify, defend and hold harmless Assignor and Assignor’s employees, partners, subsidiaries, parents, affiliates, shareholders, officers, directors, attorneys, agents, and affiliates, and their predecessors, successors and assigns, from and against all liabilities, claims, losses, actions, damages, fines, costs, expenses, causes of actions and demands against them or any of them arising out of, or in any way connected with, (a) the lessor’s obligations under the Leases to the extent they first accrue and are applicable to a period on or after the Effective Date of this Assignment, and (b) Assignee’s obligations under the Service Contracts to the extent they first accrue and are applicable to a period on or after the Effective Date of this Assignment.
4.    Assignor’s Indemnification. Assignor shall indemnify, defend and hold harmless Assignee and Assignee’s employees, partners, subsidiaries, parents, affiliates, shareholders, officers, directors, attorneys, agents, and affiliates and their predecessors, successors and assigns, from and against all liabilities, claims, losses, actions, damages, fines, costs, expenses, causes of actions and demands against them or any of them arising out of or in any way connected with (a) the lessor’s obligations under the Leases to the extent they first accrue and are applicable to a period before the Effective Date of this Assignment, and (b) Assignor’s obligations under the Service Contracts to the extent they first accrue and are applicable to a period before the Effective Date of this Assignment.
5.    Attorneys’ Fees. In any action between the parties to enforce any of the terms or provisions of this Assignment, the prevailing party in the action shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees.
6.    Successors and Assigns. This Assignment shall inure to the benefit of the parties and their respective successors and assigns.
7.    Severability. If any provision of this Assignment shall be held invalid or unenforceable for any reason and to any extent, the remainder of this Assignment shall not be affected, but shall be enforced to the greatest extent permitted by law.
8.    Merger. This Assignment and the Purchase Agreement contain the entire understanding between the parties relating to their subject matter. All prior and contemporaneous agreements and understandings, whether oral or written, are superseded by this Assignment and the Purchase Agreement. This Assignment may only be modified in writing executed by both Assignor and Assignee. Nothing contained in this Paragraph 8 is intended to terminate or affect the validity of any of the representations or warranties contained in the Purchase Agreement which shall survive the closing under the Purchase Agreement.
9.    Governing Jurisdiction; Counterparts. This Assignment shall be governed by the laws of the State of ___________. This Assignment shall be effective even if signed in counterparts.

EXHIBIT “F” TO PURCHASE AGREEMENT

“ASSIGNOR” ___________________________________________________, a __________________________________________________	“ASSIGNEE” ___________________________________________________, a __________________________________________________
By: _____________________________________ _____________________________________ (Print Name) (Title)	By: _____________________________________ _____________________________________ (Print Name) (Title)

EXHIBIT “F” TO PURCHASE AGREEMENT

BILL OF SALE
This Bill of Sale (“Bill of Sale”) is made on __________, 20___ (“Effective Date”) by ________________________, a ________________________, (“Transferor”) in favor of _________________________________________________ _________________________________________ its successors and assigns (“Transferee”). This transfer is made pursuant to that certain Purchase Agreement for Real Property and Escrow Instructions dated __________, 20__ between Transferor and ________________________________ (predecessor to Transferee) (the “Purchase Agreement”).
For value received, receipt and sufficiency of which are acknowledged, Transferor sells, assigns, transfers, conveys and delivers to Transferee, absolutely and not as security, all of its present and future right, title and interest in and to furniture, fixtures, equipment, appliances, and personal property owned by Transferor and now located in or on the Real Property (as defined in the Purchase Agreement) and used in connection with the management and operation of the Real Property, including, without limitation, those items listed on the attached Exhibit “1” (collectively, the “Personal Property”).
Transferor warrants that Transferor has good and marketable title to the Personal Property free and clear of all mortgages, security interests, pledges, conditions, liens and encumbrances of any nature. Except as set forth in the immediately preceding sentence and the Purchase Agreement, Transferor disclaims all warranties, express or implied, the parties agreeing that the Personal Property is being sold, assigned, transferred, conveyed and delivered “as is”, “with all faults”.
Transferor will, upon request from Transferee, without further consideration, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered all such further documents necessary or proper to effect the sale, assignment, transfer, conveyance and delivery of the Personal Property to Transferee.
In any action between the parties to enforce any of the terms or provisions of this Bill of Sale, the prevailing party in the action shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees.
This Bill of Sale shall inure to the benefit of the parties and their respective successors and assigns.
If any provision of this Bill of Sale shall be held invalid or unenforceable for any reason and to any extent, the remainder of this Bill of Sale shall not be affected, but shall be enforced to the greatest extent permitted by law.
This Bill of Sale and the Purchase Agreement contain the entire understanding between the parties relating to their subject matter. All prior and contemporaneous agreements and understandings, whether oral or written, are superseded by this Bill of Sale and the Purchase Agreement. This Bill of Sale shall be governed by the laws of the State of ______________.

“TRANSFEROR” ____________________________________________, a ___________________________________________
By: _________________________________________ _________________________________________ (Print Name) (Title)

EXHIBIT “G” TO PURCHASE AGREEMENT

GENERAL ASSIGNMENT
This General Assignment is executed as of _______________, 20___ (“Effective Date”) between _______________________, a _______________________________________ (“Assignor”), and _______________________________________ (“Assignee”), with reference to the following facts:
A.    Concurrently with this General Assignment, Assignor is conveying to Assignee certain interests in land, together with Assignor’s interest in all improvements on the land as described on the attached Exhibit “1” incorporated into this General Assignment by reference (the land and improvements are collectively referred to as the “Real Property”).
B.    Assignor desires to assign, transfer and convey to Assignee all of Assignor’s beneficial rights, title and interest and all licenses, permits, approvals, blueprints, plans, specifications, maps, drawings and guarantees and all warranties made by any contractors, subcontractors, vendors and suppliers, regarding their performance and the quality of materials supplied in connection with the construction or operation of all or any of the Real Property and all intangible rights and property, including, without limitation, any websites and webnames pertaining to the Real Property, all rights of ownership and use of any names or trade names used in connection with the Real Property (collectively “Permits, Warranties and Intangibles”).
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are acknowledged, Assignor and Assignee agree as follows:
1.Assignment. Assignor hereby sells, assigns, transfers and sets over to Assignee, all of Assignor’s beneficial rights, title and interests (but not obligations) in and to the Permits, Warranties and Intangibles.
2.    Purchase Agreement. This Assignment is made pursuant to that certain Purchase Agreement for Real Property and Escrow Instructions dated _____________, 20__ between Assignor and ___________________________________ (predecessor to Assignee) (the “Purchase Agreement”).
3.    Attorneys’ Fees. In any action between the parties to enforce any of the terms or provisions of this Assignment, the prevailing party in the action shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees.
4.    Successors and Assigns. This Assignment shall inure to the benefit of the parties and their respective successors and assigns.
5.    Severability. If any provision of this Assignment shall be held invalid or unenforceable for any reason and to any extent, the remainder of this Assignment shall not be affected, but shall be enforced to the greatest extent permitted by law.
6.    Merger. This Assignment and the Purchase Agreement contain the entire understanding between the parties relating to their subject matter. All prior and contemporaneous agreements and understandings, whether oral or written, are superseded by this Assignment and the Purchase Agreement. This Assignment may only be modified in writing executed by both Assignor and Assignee. Nothing contained in this Paragraph 6 is intended to terminate or affect the validity of any of the representations or warranties contained in the Purchase Agreement which shall survive the closing under the Purchase Agreement.
7.    Governing Jurisdiction. This General Assignment shall be governed by the laws of the State of ______________.

“ASSIGNOR” _____________________________________________, a ____________________________________________
By: _____________________________________ _____________________________________ (Print Name) (Title)

EXHIBIT “H” TO PURCHASE AGREEMENT

TENANT NOTICE LETTER

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED

___________________, 20__

________________________________
________________________________
________________________________

Re:    _____________________________________ (the “Property”)

Dear ___________________:

Please be advised that ____________________________________ [Seller] has sold the Property and assigned your lease to ______________________________, [Buyer] a _______________ limited liability company. Consequently, _________________ [Buyer] is now the “landlord” or “lessor” under your lease with respect to the Property. Effective immediately, rent checks should be made payable to ____________________ [Buyer] and all rent payments should be sent to:

_________________________
_________________________
_________________________ [Purchaser’s address]

All inquiries regarding your lease should be made to:

___________________________
___________________________
___________________________

Sincerely,

_____________________, [Seller]
a _________________
By:_________________________ Name: _____________________ Title: _____________________

EXHIBIT “I” TO PURCHASE AGREEMENT

FORM OF SPECIAL WARRANTY DEED

WHEN RECORDED RETURN TO:

SPECIAL WARRANTY DEED

THIS INSTRUMENT is executed as of the day of , 20__, by _________, a _____________________ (“Grantor”), whose address is _____________, in favor of ___________________ (“Grantee”), whose address is ______________.

FOR THE SUM OF TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Grantor hereby conveys and warrants to Grantee against all who claim by, through or under Grantor, but not otherwise, certain real property (the “Property”) located in Salt Lake County, Utah, described as follows:
[Tax Parcel No. ________________]
[Insert Legal Description]

TOGETHER WITH any improvements situated thereon and any and all easements, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.
SUBJECT TO the matters set forth on the attached Exhibit A, incorporated by this reference, and the following: (i) current taxes and assessments for the ____ calendar year; and (ii) parties in possession of the Property under unrecorded leases as tenants only, with no right or option to purchase all or any portion of the Property.

EXHIBIT “J” TO PURCHASE AGREEMENT

GRANTOR has executed this instrument in favor of Grantee on the date set forth below, to be effective as of the date first set forth above.

GRANTOR:

_______________________

By _____________________________________________
Its _____________________________________________
Date ___________________________________________

State of Utah )
) ss
County of Salt Lake )

The foregoing instrument was acknowledged before me this_______ day of ___________, 20__, by                         , the ____________________________________________ of _______________________.

___________________________________________________
Notary Public

My Commission Expires:	Residing at:

_______________________________________	___________________________________________________

EXHIBIT “J” TO PURCHASE AGREEMENT

EXHIBIT A

to

SPECIAL WARRANTY DEED

PERMITTED EXCEPTIONS

The conveyance made by the foregoing instrument is also subject to the following:

[list all “Permitted Exceptions,” as defined in the Purchase Agreement]

EXHIBIT “J” TO PURCHASE AGREEMENT

DOCUMENTS REQUIRED FOR 3-14 AUDIT
Background Questions:

•	Basis of Accounting: Cash, Tax, Accrual, Historical GAAP? Historical GAAP preferred.

•	Have property financial statements been audited?

•	Have audits been performed for the most recent full calendar year?

•	If audited by what firm?
General

•
Property operating statements for the most recent full calendar year and for the current year to date with break out in quarterly intervals, eg.: For a property purchased on 4/15/12; we would need operating statements for the Quarters ended 3/31/11, 6/30/11, 9/30/11, 12/31/11, 3/31/12 and YTD 12/31/11 and YTD 12/31/12. Post closing we will need the income statement from the last full quarter provided to the closing date.

•	Trial balances at the end of the most recent full calendar year and as of the current date.

•	General ledger for the most recent full calendar year and for the current year to date (should include activity for entire year and all general ledger accounts).

•
Bank statements and Bank Reconciliations – need as of prior year end month (eg 12/31/11 for 2012 acquisition); 2 months following prior year end month (eg 01/31/12 and 02/29/12); and most recent quarter end month.

Revenues
Access to the following for all revenues for the most recent full calendar year and for the current year to date:

•
Lease agreements including any leases which have expired or were terminated in 2011 (latest full calendar year) and 2012 (current year). We may also request lease agreements going back for the last 5 years

•	Rent rolls at year end for the last five years (2007, 2008, 2009, 2010, 2011)

•	Access to billing invoices and tenant cash receipts

•	Straight line rent support for the last full calendar year and for the current year to date (if applicable)

•	Tenant ledger for the last full calendar year and for the current year to date

Access to the following for certain revenues, if applicable, for the most recent full calendar year and for the current year to date:

•	Schedule of parking revenues and related support (agreements, copy of receipts, etc.).

•	Schedule of interest income and related support (confirmations, bank statements, etc.).

•
Expenses

Access to the following for all expenses for the most recent full calendar year and for the current year to date:

•	Invoices

•	Check copies

Check register for current year to date.

SCHEDULE “1” TO PURCHASE
AGREEMENT

Access to the following for all certain expenses, if applicable, for the most recent full calendar year and for the current year to date:

•	Property tax bills

•	Insurance statements

•	Management fee agreement

•	Management fee calculation

•	Agreements with Contractors

•	Utility Bills

Note: Support should cover entire year and current year. Eg. If insurance policy is from July to June and we are in July 2012; we would need July 2010 to June 2011; July 2011 to June 2012; and July 2012 to June 2013 (if available)
Reimbursable Expenses
Access to the following for the most recent full calendar year and for the current year to date:

•	CAM calculation to support monthly billings.

•	Year-end CAM reconciliation.
Post-closing

•	Final income statement for the current year from January 1, through the date of sale.

•	Final trial balance as of the date of sale.

•	Final general ledger for the current year from January 1, through the date of sale.
Please note that additional documentation may be required based on the findings of the 3-14 audit.

SCHEDULE “1” TO PURCHASE
AGREEMENT